EXHIBIT 10.39

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

and

SONTRA MEDICAL, INC.

PATENT LICENSE AGREEMENT

(EXCLUSIVE)

TABLE OF CONTENTS

WITNESSETH

1	DEFINITIONS

2	GRANT

3	DILIGENCE

4	ROYALTIES

5	REPORTS AND RECORDS

6	PATENT PROSECUTION

7	INFRINGEMENT

8	PRODUCT LIABILITY

10	NON-USE OF NAMES

11	ASSIGNMENT

12	DISPUTE RESOLUTION

13	TERMINATION

14	PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

15	MISCELLANEOUS PROVISIONS

16	CONFIDENTIAL INFORMATION

APPENDIX A

APPENDIX B

APPENDIX C1

APPENDIX C2

APPENDIX D

APPENDIX E

APPENDIX F

APPENDIX G

APPENDIX H

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

and

SONTRA MEDICAL, INC.

PATENT LICENSE AGREEMENT

This Agreement is made and entered into this 30th of June 1998, (the “EFFECTIVE DATE”) by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as “M.I.T.”), and SONTRA MEDICAL, INC. a corporation duly organized under the laws of Delaware and having its principal office at 21 Erie Street, Suite 22, Cambridge, MA 02139 (hereinafter referred to as “LICENSEE”).

WITNESSETH

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 4126, “Ultrasound Enhancement of Transdermal Drug Delivery,” by Joseph Kost, Robert S. Langer and Drora Levy and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the start-up and building of companies that develop, produce, manufacture, market and sell medical device and biopharmaceutical products, medical products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom;

WHEREAS, Robert Langer an inventor of the PATENT RIGHTS, how holds or shall shortly acquire an equity position in LICENSEE, and will be remaining at M.I.T. as a Professor in the department of Chemical Engineering, has signed the Conflict Avoidance Statement attached hereto as APPENDIX C1;

WHEREAS, James Weaver an inventor of the PATENT RIGHTS, how holds or shall shortly acquire an equity position in LICENSEE, and will be remaining at M.I.T. as a Senior Research Scientist in HST, has signed the Conflict Avoidance Statement attached hereto as APPENDIX C2;

WHEREAS Robert Langer, Joseph Kost, Samir Mitragotri, inventors of the PATENT RIGHTS, now hold or shall shortly acquire an equity position in LICENSEE, their waiver’s of participation in M.I.T.’s institutional equity share are attached hereto as APPENDICES D, E, and F;

WHEREAS, M.I.T. is accepting equity in partial lieu of royalties, M.I.T.’s Vice President for Research has granted his approval; and

WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1 - DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1  “AFFILIATE” shall mean any legal entity (such as a corporation, partnership or limited liability company) that is controlling, controlled by, or under common control with LICENSEE.  For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities of (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2  “BLOCKING PATENT” shall mean any issued and unexpired patent not within the PATENT RIGHTS the claims of which cover a LICENSED PRODUCT or any method, process or procedure within the PATENT RIGHTS and, but for rights and license granted by the party that owns or controls such patent, would be infringed by the manufacture, use or sale of such LICENSED PRODUCT or the practice of any method, process or procedure within the PATENT RIGHTS.

1.3  “EP COMPANY” shall mean a company which has licensed at least half of the WEAVER PATENTS and is actively working toward commercializing them in the field of electroporation.

1.4  “EXCLUSIVE PERIOD” is defined as commencing on the EFFECTIVE DATE and continuing in full force and effect until expiration, revocation or invalidation of the last patent within the PATENT RIGHTS licensed to LICENSEE, unless terminated earlier pursuant to this Section 13.

1.5  “FIELD OF USE” shall mean all fields.

1.6  “LICENSED PROCESS” shall mean any process which is covered in whole or in part by a VALID CLAIM contained in the PATENT RIGHTS.

1.7  “LICENSED PRODUCT” shall mean any product or part thereof which:

a.                                       is covered in whole or in part by an issued, VALID CLAIM contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

b.                                      is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, VALID CLAIM contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

1.8  “LICENSEE” shall mean SONTRA MEDICAL, INC.

1.9  “M.I.T. HOLDER” shall mean those entities listed in APPENDIX G.

1.10  “NET SALES” shall mean the gross revenues actually received by LICENSEE or AFFILIATES from the SALE of LICENSED PRODUCTS, less the sum of the following:

a.                         normal and customary rebates, and cash and trade discounts;

b.                        sales, use and/or other excise taxes or duties actually paid;

c.                         the cost of any packages and packing;

d.                        insurance costs and outbound transportation charges prepaid or allowed;

e.                         import and/or export duties actually paid; and

f.                           amounts allowed or credited due to returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections.  NET SALES shall occur when a LICENSED PRODUCT or LICENSED PROCESS shall be actually paid.

1.11  “PATENT RIGHTS” shall mean all of the following M.I.T. intellectual property:

(a)                    the United States and international patents listed on Appendix A;

(b)                   the United States and international patent applications listed on Appendix A and the resulting patents;

(c)                    any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) filed after the EFFECTIVE DATE of the patent applications listed on Appendix A to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d)                   any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e)                    international (non-United States) patent applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of such patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.12  “SALE” or “SELL” or “SOLD” shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or a AFFILIATE, which transfer or disposition would, but for the rights and license granted hereunder, infringe a VALID CLAIM in the Country in which such LICENSED PRODUCT is transferred or disposed.

1.13  “SUBLICENSE FEES” shall mean all cash license fees paid or payable to LICENSEE or to an AFFILIATE upon execution of a sublicense between  LICENSEE or a AFFILIATE and a third party relating to LICENSED PRODUCTS and/or the PATENT RIGHTS, and any later fees paid under such sublicense, but such fees shall not include royalties, advances against future royalties that are to be credited against future running royalties to be paid by SUBLICENSEE on sale of LICENSED PRODUCTS, LICENSED PRODUCT development funds, equity investments, or scientific benchmark payments or payments for past research expenditures relating to development of LICENSED PRODUCTS.  “SUBLICENSEE FEES” shall include shares of stock, or any other types of securities receiving by LICENSEE for such sublicenses.

1.14  “SUBLICENSEE” shall mean any non-AFFILIATE sublicensee of the rights granted to LICENSEE under paragraph 2.1 of this Agreement.

1.15  “TERRITORY” shall mean worldwide.

1.16  “VALID CLAIM” shall mean either (a) a claim of an issued and unexpired patent included within the PATENT RIGHTS, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim in a hypothetical issued patent corresponding to a pending claim in a patent application within the PATENT RIGHTS, provided that if such pending claim has not issued as a claim of an issued patent within the PATENT RIGHTS within six (6) years after the filing date from which such patent application takes priority, such pending claim shall not be a VALID CLAIM for purposes of this LICENSE AGREEMENT.  In the event that a claim of an issued patent within the PATENT RIGHTS is held by a court or other governmental agency of competent jurisdiction to be unenforceable, unpatentable or invalid, and such holding is reversed on appeal by a higher court or agency of competition jurisdiction, such claim shall be reinstated as a VALID CLAIM hereunder.

1.17  “WEAVER PATENT” shall mean U.S. Patent Numbers: 5,019,034, 5,389,069, 5,547,467, 5,667,470, 5,749,847, and patents resulting from U.S. patent serial numbers: 08/695,367, 08/695,032, 09/083,497, and corresponding foreign equivalent patents directed toward subject matter described in the above referenced U.S. patents and patent applications.

2 - GRANT

2.1  M.I.T. hereby grants to LICENSEE and to it AFFILIATES the exclusive right and license in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.  This exclusive license shall be subject to the license rights of the U.S. Government under P. 2.3 below, and the rights of M.I.T. reserved under P. 2.4 below.

2.2  LICENSEE agrees, to the extent required by law, that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

2.3  In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell and import LICENSED PRODUCTS or to utilize LICENSED PROCESSES subject to the royalty-free, nonexclusive license rights of the United States Government per FAR 52.227-11, in the TERRITORY for the FIELD OF USE.

2.4  M.I.T. also grants to LICENSEE a first option to add to this Agreement patent rights to new improvement inventions arising from the Laboratory of Professor Robert Langer before August 28, 1998, which are dominated by the PATENT RIGHTS of this Agreement existing as of the Effective Date, provided that:

(a)                    For each new invention, LICENSEE’s option shall extend for ninety (90) days from the date at which M.I.T. shall notify LICENSEE of the invention.

(b)                   The Option for each new invention shall be exercisable for a License Issue Fee to be negotiated in good faith, based on the importance of the improvement, but not to exceed Fifteen Thousand Dollars ($15,000) and patenting costs.  If LICENSEE exercises its option, the patent rights of the new invention shall be added by Amendment to Appendix A of this Agreement.

(c)                    The options granted to LICENSEE under this P. 2.4 shall, however, be subject to any rights granted to sponsors of the research leading to the new inventions, and this P. 2.4 shall not restrict M.I.T.’s right to prospectively grant options or licenses to such invention to sponsors of the research prior to the existence of the new inventions.

2.5  M.I.T. reserves the right to practice under the PATENT RIGHTS for noncommercial research purposes.

2.6  LICENSEE and any AFFILIATE may grant and authorize sublicenses within the scope of the right and license granted to LICENSEE pursuant to this LICENSE AGREEMENT.  LICENSEE and any AFFILIATE, if applicable, shall monitor the operations of their respective SUBLICENSEES in connection with the obligations of LICENSEE and any AFFILIATE pursuant to this LICENSE AGREEMENT, and shall take all reasonable steps to ensure that such SUBLICENSEES comply fully with such obligations.  LICENSEE shall promptly inform M.I.T. of the name and address of each such SUBLICENSEE.  Any SUBLICENSEE shall also be required to indemnify and hold harmless M.I.T. and to carry insurance pursuant to Article 8 of this Agreement.  Upon termination of this LICENSE AGREEMENT, any and all existing sublicenses granted by LICENSEE or any AFFILIATE, if applicable, shall survive; provided that such SUBLICENSEES promptly agree in writing to be bound by the terms of this License Agreement including payment of license maintenance fees under P. 4.1 and payment of patenting costs under Article 6, with such payments prorated by SUBLICENSEES as appropriate.

2.7  LICENSEE agrees to incorporate Articles 2, 5, 7, 8, 9, 10, 12, 13, 15 and 16 of this Agreement into its sublicense agreements, so that these Articles shall be binding upon such SUBLICENSEES as if they were parties to this Agreement.

2.8  LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

2.9  If at any time following five (5) years after the Effective Date of this Agreement, M.I.T. establishes a bona fide detailed plan to develop a product covered by the PATENT RIGHTS (a “PLANNED PRODUCT”), or receives such a plan from a reputable third party with resources reasonably necessary to develop and commercialize such PLANNED PRODUCT, M.I.T. may give written notice to LICENSEE of such event.  If LICENSEE, an AFFILIATE, or a SUBLICENSEE is not then developing, producing or using a LICENSED PRODUCT that is substantially similar to or intended for a similar purpose as the PLANNED PRODUCT that M.I.T. or such third party proposes to develop, and the development or sublicensing of such a product similar to a PLANNED PRODUCT is not within LICENSEE’S, its AFFILIATES, or SUBLICENSEE’S business plans or activities for development and commercialization on a schedule that either reasonably approximates that of such third party or is more favorable than that of such third party, LICENSEE shall elect one of the following options, within 120 days of M.I.T.’s notice:

a.                                       Undertake reasonable efforts to undertake research within a reasonable period of time toward the development of such PLANNED PRODUCT (directly or indirectly through third parties); or

b.                                      Enter into good faith negotiations with the third party for a sublicense to the PATENT RIGHTS in the third party’s field of use.  If such a sublicense has not been granted within six months after such notification, LICENSEE shall release its exclusive rights under this LICENSE AGREEMENT to such third party in the appropriate field of use, and M.I.T. may negotiate with the third party to grant such a sublicense, provided that any sublicense granted by M.I.T. shall:

i.                                          Be confined to a single class of therapeutic products not competitive with any LICENSED PRODUCT under development or sold by LICENSEE, an AFFILIATE, or a SUBLICENSEE at the time of granting of the sublicense or within LICENSEE’s business plans or activities for development and commercialization; and

ii.                                       Be nonexclusive; and

iii.                                    Require the third party to commit to a development plan in the third party field of use committing a minimum of $250,000 per year in development funds beginning within six months of the granting of the sublicense; and

iv.                                   Require running royalties no less than those specified for LICENSEE in subparagraph 4.1 (c) below.

Any revenue derived by M.I.T. in M.I.T.’s sublicensing of the PATENT RIGHTS as specified in this Section 2.10 shall be shared equally between M.I.T. and LICENSEE.

2.11  M.I.T.’s notice to LICENSEE under this Paragraph shall also include notice of the product and medical indication for which the sublicense is requested.

2.12  Nothing in this Agreement shall be construed to confer any rights upon LICENSEE, its AFFILIATES, or it’s SUBLICENSEES by implication, estoppel or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3 - DILIGENCE

3.1  LICENSEE shall use its best efforts, or shall cause its AFFILIATES and SUBLICENSEES to use their best efforts, to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

3.2  LICENSEE shall raise a cumulative total at each date below of investment capital and/or research and development funds and/or other funds of at least Two Million Five Hundred Thousand Dollars ($2,500,000) within two years of the EFFECTIVE DATE.

3.3  LICENSEE agrees to enter into good faith negotiations with an EP COMPANY for the purpose of granting the EP COMPANY a license to M.I.T. Case 6792, “Transport Enhancement By Simultaneous Application of Electric And Acoustic Fields,” by Joseph Kost, Robert S. Langer, Jr., Samir Mitagotri, Uwe Pliquett, and James C. Weaver so that the EP COMPANY may practice electroporation in combination with sonophoresis, as described in M.I.T. Case 6792, provided that the EP COMPANY negotiates in good faith with LICENSEE for a license to the WEAVER PATENTS so that LICENSEE may practice sonophoresis in combination with electroporation as described in M.I.T. case 6792.

3.4  LICENSEE’s failure to perform in accordance with either Paragraphs 3.1 or 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

3.5  LICENSEE’s failure to perform in accordance with Paragraph 3.3 above shall be grounds for M.I.T. to terminate LICENSEE’s rights to case 6792.

4 - ROYALTIES

4.1  For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

(a)                                  License Maintenance Fees of Twenty Five Thousand Dollars ($25,000) per year payable on January 1, 1999 and on January 1 of each year thereafter; provided, however, that Running Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year.  License Maintenance Fees paid in excess of Running Royalties shall be creditable to Running Royalties for future years.

(b)                                 Running Royalties in an amount equal to:

i.                                          Two Percent (2%) of NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES used, leased or sold by and/or for LICENSEE and/or its AFFILIATES.

ii.                                       One percent (1%) of NET SALES attributed to SALES of LICENSED PRODUCTS by SUBLICENSEES of either LICENSEE or of an AFFILIATE.

(c)                                  A share of SUBLICENSEE FEES received by LICENSEE for sublicensing of rights granted hereunder, equal to:

(i)                                     Twenty Five percent (25%) if the PATENT RIGHTS per se are sublicensed without substantial and essentially simultaneous sublicensing of technology or patents owned by LICENSEE or its AFFILIATES; or

(ii)                                  Ten Percent (10%) if the PATENT RIGHTS per se are sublicensed with substantial and essentially simultaneous sublicensing of technology or patents owned by LICENSEE or its AFFILIATES.

(d)                                 Equity.

(i)                                     Initial Grant.  On or before the EFFECTIVE DATE, LICENSEE shall issue a total of Two Hundred Sixty Three Thousand One Hundred and Fifty Eight (263,158) shares of Common Stock of LICENSEE, $[.01] par value per share, (the “Shares”) in the name of M.I.T. and of such persons as M.I.T. shall direct (“M.I.T. HOLDER”), and each M.I.T. HOLDER shall receive such number of shares as M.I.T. shall direct.

LICENSEE represents and warrants to M.I.T. that, as of the Effective Date, the aggregate number of Shares equals Five Percent (5%) of the LICENSEE’s issued and outstanding Common Stock calculated on a “Fully Diluted Basis.”  For purposes of this Section 4.1(d), “Fully Diluted Basis” shall mean that the total number of issued and outstanding shares of the LICENSEE’s Common Stock shall be calculated to include conversion of all issued and outstanding securities then convertible into common stock, the exercise of all then outstanding options and warrants to purchase shares of common stock, whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any LICENSEE stock or stock option plan in effect on the date of the calculation.

LICENSEE further represents and warrants to M.I.T. that LICENSEE’s articles of incorporation, attached hereto as Appendix H are the true and complete articles of incorporation on the EFFECTIVE DATE, and that LICENSEE shall not change them in such a way as to change the rights and privileges of the shares of stock issued to the M.I.T. HOLDERS.

(ii)                                  Anti-Dilution Protection.  LICENSEE shall issue additional shares of Common Stock to M.I.T. and each M.I.T. Holder pro rata, such that M.I.T.’s and each M.I.T. Holders’ ownership of outstanding Common Stock shall not fall below Five Percent (5%) on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance.  Such issuances shall continue until and including the date upon which a total of Two Million Five Hundred Thousand Dollars ($2,500,000) in cash in exchange for LICENSEE’s capital stock (the “Funding Threshold”) shall be received by LICENSEE.  Thereafter, no additional shares shall be due to M.I.T. or any M.I.T. Holder pursuant to this section.

(iii)                               Participation in Future Private Equity Offerings.  After the date of the Funding Threshold, the M.I.T. Holders shall have the right to purchase additional shares of the LICENSEE’s Common Stock in any private offering by the LICENSEE of its equity securities in exchange for cash, to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions at least as favorable as those granted to the other offerees.  All rights granted to M.I.T. pursuant to this Section 4.1(e)(iii) shall terminate immediately prior to a firm commitment underwritten public offering of the LICENSEE’s common stock resulting in gross proceeds to the LICENSEE of at least $10 million.

4.2  All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government, except as otherwise provided in Paragraph 1.5(b).

4.3  Running Royalties under P. 4.1 (c) shall be reduced by half (50%) for LICENSED PRODUCTS made in a country in which PATENT RIGHTS are pending or issued and unexpired, but sold in a country in which there are no pending or issued, unexpired PATENT RIGHTS.  No Running Royalties shall be due on LICENSED PRODUCTS which are both made and sold in countries in which no pending, (but not in excess of seven years), or issued and unexpired PATENT RIGHTS exist.

4.4  No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.  No royalty shall be payable under Paragraph 4.1(c)i and Paragraph 4.1(c)ii above with respect to the SALE of LICENSED PRODUCTS between or among LICENSEE and AFFILIATES, provided that such LICENSED PRODUCTS are to be resold to unrelated third parties, or with respect to any fees or other payments paid between or among LICENSEE and AFFILIATES.

4.5  Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country.  If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.6  LICENSEE shall have the right to deduct from the royalties payable to M.I.T. under Section 4.1(c) the amount which LICENSEE, AFFILIATES or a SUBLICENSEE of either LICENSEE or a AFFILIATE, as the case may be, is paying to a third party for rights and license under a BLOCKING PATENT to manufacture, use or sell such LICENSED PRODUCTS or practice of any method, process or procedure within the PATENT RIGHTS.  However, by reason of this Paragraph 4.6, the royalty payable to M.I.T. under Paragraph 4.1(c) shall not be reduced to less than one percent (1%) of NET SALES attributed to SALES of LICENSED PRODUCTS by LICENSEE and/or AFFILIATES, and the royalty payable to M.I.T. under Paragraph 4.1(c)i and/or Paragraph 4.1(c)ii shall not be reduced to less than one half of one percent (0.5%) of NET SALES attributed to SALES of LICENSED PRODUCTS by SUBLICENSEES of either LICENSEE or a AFFILIATE.

5 - REPORTS AND RECORDS

5.1  LICENSEE shall keep, and shall cause its AFFILIATES and SUBLICENSEES to keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder.  Said books of account shall be kept at LICENSEE’s principal place of business or the principal place of business or the appropriate division or AFFILIATE of LICENSEE to which this Agreement relates.  Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its accountants for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement.  Should such inspection lead to the discovery of a greater than Ten Percent (10%) discrepancy in reporting to M.I.T.’s detriment.  LICENSEE agrees to pay the full cost of such inspection.

5.2  LICENSEE shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE, its AFFILIATES and its SUBLICENSEES under this Agreement as shall be pertinent to diligence under Article 3 and royalty accounting hereunder:

a.                                       before the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, annually, on January 31 of each year; and

b.                                      after the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, quarterly, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year.

These reports shall include at least the following:

a.                                       number of LICENSED PRODUCTS manufactured, leased and sold by and/or for LICENSEE, its AFFILIATES, and SUBLICENSEES;

b.                                      accounting for all LICENSED PROCESSES used or sold by and/or for LICENSEE its AFFILIATES, and SUBLICENSEES;

c.                                       accounting for NET SALES, noting the deductions applicable as provided in Paragraph 1.5;

d.                                      Running Royalties due under Paragraph 4.1(b);

e.                                       Payments on SUBLICENSEE FEES due under paragraph 4.1(c);

f.                                         total royalties due; and

g.                                      names and addresses of all AFFILIATES and SUBLICENSEES of LICENSEE.

5.3  With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement.  If no royalties shall be due, LICENSEE shall so report.

5.4  On or before the ninetieth (90th) day following the close of LICENSEE’s fiscal year, LICENSEE shall provide M.I.T. with LICENSEE’s certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement.

5.5  The amounts due under Articles 4 and 6 shall, if overdue, bear interest until payment at a per annum rate One Percent (1%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date.  The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

6 - PATENT PROSECUTION

6.1  M.I.T. shall apply for, seek prompt issuance of, and maintain the PATENT RIGHTS during the term of this Agreement.  Appendix B is a list of the foreign countries in which patent applications corresponding to the United States Patent applications listed in Appendix A shall be filed.  Appendix B may be amended by mutual agreement of both parties.  The filing, prosecution and maintenance of all PATENT RIGHTS applications and patents shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

6.2  LICENSEE shall reimburse M.I.T. for all patent costs for the PATENT RIGHTS prior to the EFFECTIVE DATE which were not previously reimbursed by former licensees.  LICENSEE shall pay such fees and costs to M.I.T. within thirty (30) days of invoicing.

6.3  LICENSEE shall reimburse M.I.T. for all patenting costs incurred in the filing prosecution and maintenance of the PATENT RIGHTS incurred after the Effective Date.  Such reimbursement shall be within thirty (30) days of invoicing.

6.4  At any time during the term of this Agreement, LICENSEE may elect to assume responsibility for prosecution of the PATENT RIGHTS in M.I.T.’s name at LICENSEE’s expense by so notifying M.I.T. in writing.  Such prosecution shall be conducted in M.I.T.’s best interests, and LICENSEE shall not abandon any substantive claim without prior written permission from M.I.T., such permission not to be unreasonably withheld.

7 - INFRINGEMENT

7.1  Notification of Infringement.  Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2  Rights to Prosecute Infringements.

(a)           LICENSEE Right to Prosecute.  So long as LICENSEE remains the exclusive licensee of the PATENT RIGHTS in the FIELD OF USE in the TERRITORY,

LICENSEE, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD OF USE in the TERRITORY, subject to Section 7.4.  If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that LICENSEE shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

Prior to commencing any such action, LICENSEE shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest.  LICENSEE shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

(b)           M.I.T. Right to Prosecute.  In the event that LICENSEE is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after LICENSEE first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T.

7.3  Declaratory Judgment Actions.  In the event that a declaratory judgment action is brought against M.I.T. or LICENSEE by a third party alleging invalidity, unenforceability, or non-infringement of the PATENT RIGHTS, M.I.T., at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense.  If M.I.T. does not exercise this right, LICENSEE may take over the sole defense of the action at LICENSEE’s sole expense, subject to Section 7.4.

7.4  Recovery.  Any recovery obtained in an action brought by LICENSEE under Sections 7.2 or 7.3 shall be distributed as follows:  (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described below), (ii) as to ordinary damages, LICENSEE shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and LICENSEE shall pay to M.I.T. based upon such amount a reasonable approximation of the royalties and other amounts that LICENSEE would have paid to M.I.T. if LICENSEE had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.  LICENSEE may offset a total of fifty percent (50%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall the such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than fifty percent (50%) in any reporting period.

7.5  Cooperation.  Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.6  Right to Sublicense.  So long as LICENSEE remains the exclusive licensee of the PATENT RIGHTS in the FIELD OF USE in the TERRITORY, LICENSEE and any AFFILIATE shall have the sole right to sublicense any alleged infringer in the FIELD OF USE in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses.  Any upfront fees shall be treated as set forth in Article 4.

8 - PRODUCT LIABILITY

8.1  Indemnification.

(a)           Indemnity.  LICENSEE shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, or imported pursuant to any right or license granted under this Agreement.

(b)           Procedures.  The Indemnitees agree to provide LICENSEE with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement.  LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim.  The Indemnitees shall cooperate fully with LICENSEE in such defense and will permit LICENSEE to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of LICENSEE, if representation of such Indemnitee by the counsel retained by LICENSEE would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.  LICENSEE agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

8.2  Insurance.  LICENSEE shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect LICENSEE and Indemnitees with respect to events covered by Section 8.1(a) above.  Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional named insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof.  The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions.  In the alternative, LICENSEE may self-insure subject to prior approval of M.I.T. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section.  LICENSEE shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which LICENSEE or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of five (5) years.

9 - EXPORT CONTROLS

LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations).  The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency.  M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

10 - NON-USE OF NAMES

LICENSEE, its AFFILIATES and SUBLICENSEES shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

11 - ASSIGNMENT

This LICENSE AGREEMENT may not be assigned by LICENSEE without the prior written consent of M.I.T., which consent shall not be unreasonably withheld, except to a party that succeeds to all or substantially all of LICENSEE’s business or assets whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this LICENSE AGREEMENT.

12 - DISPUTE RESOLUTION

12.1  Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within ninety (90) days after notice by one party to the other in writing of the nature of the dispute shall be mediated in good faith.  The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute.  By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative.  By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing.  The parties shall enter into good faith mediation and shall share the costs equally.  If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the

American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining.  The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages.  Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

12.2  Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

13 - TERMINATION

13.1  Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on ninety (90) days’ notice, unless LICENSEE shall make all such payments to M.I.T. within said ninety (90) day period.  Upon the expiration of the ninety (90) day period, if LICENSEE shall not have made all such payments to MALT., the rights, privileges and license granted hereunder shall automatically terminate.

13.2  Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph  3.3), other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.2, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days’ notice to LICENSEE.  Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

13.3  LICENSEE shall have the right to terminate this Agreement at any time on ninety (90) days’ notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

13.4  Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 12, 13.3, 13.4, 15, and 16 shall survive any such termination.  LICENSEE, its AFFILIATES and SUBLICENSEES may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Any payments, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of M.I.T.:	In the case of LICENSEE:

Director	President & CEO
Technology Licensing Office	SONTRA MEDICAL, INC.
Massachusetts Institute of Technology	21 Erie Street, Suite 22
77 Massachusetts Avenue, Room E32-300	Cambridge, MA 02139
Cambridge, Massachusetts 02139

15 - MISCELLANEOUS PROVISIONS

15.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

15.2  The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

15.3  The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.4  LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers.  All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

15.5  The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

16 - CONFIDENTIAL INFORMATION

The parties may, from time to time, in connection with this LICENSE AGREEMENT disclose to each other CONFIDENTIAL INFORMATION. “CONFIDENTIAL INFORMATION” shall mean any information disclosed in writing by a party to either this LICENSE AGREEMENT to any of the other parties to either this LICENSE AGREEMENT, and marked by the disclosing party with the legend “CONFIDENTIAL” or other similar legend sufficient to identify such information as confidential proprietary information of the disclosing party.  In the case of disclosure of CONFIDENTIAL INFORMATION by LICENSEE to M.I.T. under this Agreement.  LICENSEE agrees that these terms apply only when such information is disclosed to the M.I.T. Technology Licensing Office and not to any other entity at M.I.T.  M.I.T., in turn, agrees that it will not disclose such information from LICENSEE outside of the Technology Licensing Office.  Each party will use efforts similar to those used to protect its own CONFIDENTIAL INFORMATION to prevent the disclosure of the other party’s CONFIDENTIAL INFORMATION to third parties; provided that LICENSEE may disclose M.I.T.’s CONFIDENTIAL INFORMATION to the extent reasonably necessary to exploit the rights and license granted to LICENSEE hereunder; and provided further that the recipient party’s obligations under this Section 16 shall not apply to CONFIDENTIAL INFORMATION that:

a.                                       is disclosed orally; provided, however, that the recipient party’s obligations under this Article 16 shall apply to information disclosed orally if such information is reduced to Writing and marked with the legend “CONFIDENTIAL” by the disclosing party within thirty (30) days after disclosure thereof;

b.                                      is in the recipient party’s possession at the time of disclosure thereof as demonstrated by documentary evidence;

c.                                       is or later becomes part of the public domain through no fault of the recipient party;

d.                                      is received from a third party having no obligations of confidentiality to the disclosing party;

e.                                       is developed independently by the recipient party without access to the disclosing party’s CONFIDENTIAL INFORMATION; or

f.                                         is required by law or regulation to be disclosed; provided, however that the party subject to such disclosure requirement has provided written notice to the other party promptly to enable such other party to seek a protective order or otherwise prevent disclosure of such CONFIDENTIAL INFORMATION

LICENSEE agrees that LICENSEE shall not disclose to a third party CONFIDENTIAL INFORMATION of any of the other party, unless such third party has executed a confidentiality agreement with LICENSEE containing terms and conditions substantially similar to this Article 16, or, with respect to governmental agencies or other regulatory bodies, other usual and customary procedures in the medical products industry are utilized to protect such CONFIDENTIAL INFORMATION.  The obligations of the parties pursuant to this Article 16 with respect to CONFIDENTIAL INFORMATION of the other party shall continue in full force and effect for a period of five (5) years after expiration or termination of the later of this AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		SONTRA MEDICAL, INC.

By	/s/ J. David Litster	By	/s/ Shawn E. Stovall
Name	J. DAVID LITSTER	Name	SHAWN E. STOVALL
Title	VICE PRESIDENT FOR RESEARCH	Title	GENERAL MANAGER
Date	8-31-98	Date	8-27-98

APPENDIX A

PATENT RIGHTS on the EFFECTIVE DATE

UNITED STATES PATENT RIGHTS

M.I.T. Case 4126

Patent No. 4,767,402, Issued August 30, 1988

“Ultrasound Enhancement of Transdermal Drug Delivery”

By Joseph Kost, Robert S. Langer and Drora Levy

M.I.T. Case 4266

Patent No. 4,780,212, Issued October 25, 1988

“Ultrasound Enhancement of Membrane Permeability”

By Joseph Kost and Robert S. Langer

M.I.T. Case 4484

Patent No. 4,948,587, August 14, 1990

“Ultrasound Enhancement of Transbuccal Drug Delivery”

By Joseph Kost and Robert S. Langer

M.I.T. Case 6718

U.S.S.N. 08/507,060, Filed July 25, 1995

“Transdermal Protein Delivery Using Low-Frequency Sonophoresis”

U.S.S.N. 08/511,583, Filed August 4, 1995

U.S.S.N. 08/545,236, Filed October 19, 1995

“Transdermal Protein Delivery or Measurement Using Low-Frequency Sonophoresis”

By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri

M.I.T. Case No. 6792

U.S.S.N. 08/626021, Filed June 12, 1998

“Effect Of Electric Field And Ultrasound For Transdermal Drug Delivery”

by Joseph Kost, Robert S. Langer, Jr., Samir Mitagotri, Uwe Pliquett,

And James C. Weaver

M.I.T. Case 6822

“Enhanced Antimicrobial Activity By Ultrasound for Dental Decay and

Periodontal Disease Prevention and Treatment”

By Joseph Kost and Robert S. Langer

M.I.T. Case 7222

U.S.S.N. 08/574377, Filed December 18, 1995

“Chemical and Physical Enhancers and Ultrasound for Transdermal Drug Deliver”

By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri,

And Michael Pishko

FOREIGN PATENT RIGHTS

M.I.T. Case 4126

Canada Patent No. 1,324,051, Issued November 9, 1993

Japan Patent No. 2,710,281, Issued October 24, 1997

“Ultrasound Enhancement of Transdermal Drug Delivery”

By Joseph Kost, Robert S. Langer and Drora Levy

M.I.T. Case 6718

PCT/US96/12244, Filed July 25, 1996

EPC Serial No. 96925491.1, Filed July 25, 1996

AU Serial No. 65987/96, Filed July 25, 1996

CAN Serial No. 2200984, Filed July 25, 1996

JP Serial No. 9-507744, Filed July 25, 1996

“Enhanced Transdermal Transfer Using Ultrasound

By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri

M.I.T. Case 7222

PCT/US96/12244, Filed July 25, 1996

EPC Serial No. 96925491.1, Filed July 25, 1996

AU Serial No. 65987/96, Filed July 25, 1996

CA Serial No. 2200984, Filed July 25, 1996

JP Serial No. 9-507744, Filed July 25, 1996

“Enhanced Transdermal Transfer Using Ultrasound”

By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri,

And Michael Pishko

APPENDIX B

DESIGNATED FOREIGN COUNTRIES

Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

Europe (EPO)

Japan

Canada

Australia

APPENDIX C1

CONFLICT AVOIDANCE STATEMENT

Name:	Robert S. Langer

Dept. or Lab.:	Chemical Engineering

Company:	SONTRA MEDICAL, INC.

Address:	21 Erie Street, Suite 22
Cambridge, MA 02139

Licensed Technology:

M.I.T. Case 4126

Patent No. 4,767,402, Issued August 30, 1988

“Ultrasound Enhancement of Transdermal Drug Delivery”

By Joseph Kost, Robert S. Langer and Drora Levy

M.I.T. Case 4266

Patent No. 4,780,212, Issued October 25, 1988

“Ultrasound Enhancement of Membrane Permeability”

By Joseph Kost and Robert S. Langer

M.I.T. Case 4484

Patent No. 4,948,587, August 14, 1990

“Ultrasound Enhancement of Transbuccal Drug Delivery”

By Joseph Kost and Robert S. Langer

M.I.T. Case 6718

U.S.S.N. 08/507,060, Filed July 25, 1995

“Transdermal Protein Delivery Using Low-Frequency Sonophoresis”

U.S.S.N. 08/511,583, Filed August 4, 1995

U.S.S.N. 08/545,236, Filed October 19, 1995

“Transdermal Protein Delivery or Measurement Using Low-Frequency Sonophoresis”

By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri

M.I.T. Case 6822

“Enhanced Antimicrobial Activity By Ultrasound for Dental Decay and

Periodontal Disease Prevention and Treatment”

By Joseph Kost and Robert S. Langer

M.I.T. Case No 6792

“Transport Enhancement By Simultaneous Application

Of Electric And Acoustic Fields”

by Joseph Kost, Robert S. Langer, Jr., Samir Mitagotri,

Uwe Pliquett, And James C. Weaver

M.I.T. Case 7222

U.S.S.N. 08/574377, Filed December 18, 1995

“Chemical and Physical Enhancers and Ultrasound for Transdermal Drug Deliver”

By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri,

And Michael Pishko

Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company.  Therefore, I will not:

1)            use students at M.I.T. for research and development projects for the company;

2)            restrict or delay access to information from my M.I.T. research;

3)            take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)            employ students at the company, except in accordance with Section 2.12.2, “Relations of Faculty and Students,” in the Policies and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company.  To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

Signed:	/s/ Robert S. Langer
Date:	6/25/98

Approved by:	/s/ Robert C. Armstrong

Name (print):	Robert C. Armstrong
(Dept. Head or Lab Dir)

Conf Avoid Stmnt 941017

* “Equity” includes stock, options, warrants or other financial instruments convertible into Equity, which are directly or indirectly controlled by the inventor.

APPENDIX C2

CONFLICT AVOIDANCE STATEMENT

Name:	James C. Weaver

Dept. or Lab.:	Harvard - M.I.T. Health Sciences

Company:	SONTRA MEDICAL, INC.

Address:	21 Erie Street, Suite 22
Cambridge, MA 02139

Licensed Technology:

M.I.T. Case 4126

Patent No. 4,767,402, Issued August 30, 1988

“Ultrasound Enhancement of Transdermal Drug Delivery”

By Joseph Kost, Robert S. Langer and Drora Levy

M.I.T. Case 4266

Patent No. 4,780,212, Issued October 25, 1988

“Ultrasound Enhancement of Membrane Permeability”

By Joseph Kost and Robert S. Langer

M.I.T. Case 4484

Patent No. 4,948,587, August 14, 1990

“Ultrasound Enhancement of Transbuccal Drug Delivery”

By Joseph Kost and Robert S. Langer

M.I.T. Case 6718

U.S.S.N. 08/507,060, Filed July 25, 1995

“Transdermal Protein Delivery Using Low-Frequency Sonophoresis”

U.S.S.N. 08/511,583, Filed August 4, 1995

U.S.S.N. 08/545,236, Filed October 19, 1995

“Transdermal Protein Delivery or Measurement Using Low-Frequency Sonophoresis”

By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri

M.I.T. Case 6822

“Enhanced Antimicrobial Activity By Ultrasound for Dental Decay and

Periodontal Disease Prevention and Treatment”

By Joseph Kost and Robert S. Langer

M.I.T. Case No. 6792

“Transport Enhancement By Simultaneous Application

Of Electric And Acoustic Fields”

by Joseph Kost, Robert S. Langer, Jr., Samir Mitagotri,

Uwe Pliquett, And James C. Weaver

M.I.T. Case 7222

U.S.S.N. 08/574377, Filed December 18, 1995

“Chemical and Physical Enhancers and Ultrasound for Transdermal Drug Deliver”

By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri,

And Michael Pishko

Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company.  Therefore, I will not:

1)            use students at M.I.T. for research and development projects for the company;

2)            restrict or delay access to information from my M.I.T. research;

3)            take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)            employ students at the company, except in accordance with Section 2.12.2, “Relations of Faculty and Students,” in the Policies and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

		Signed:	/s/ James C. Weaver
		Date:	08-27-98

Approved by:	/s/ Martha L. Gray

Name (print):
(Dept. Head or Lab Dir)

Conf Avoid Stmnt 941017

* “Equity” includes stock, options, warrants or other financial instruments convertible into Equity, which are directly or indirectly controlled by the inventor.

APPENDIX D

WAIVER

For good and valuable consideration, including the grant of a license to SONTRA MEDICAL, INC. (the “LICENSEE”), the undersigned hereby releases all rights, title and interest he/she, his/her heirs and assigns may have as an inventor/author under M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive my inventor’s share of M.I.T.’s institutional equity for the License for M.I.T. Case 4126, Patent No. 4,767,402, Issued August 30, 1988, “Ultrasound Enhancement of Transdermal Drug Delivery,” By Joseph Kost, Robert S. Langer and Drora Levy; M.I.T. Case 4266, Patent No. 4,780,212, Issued October 25, 1988, “Ultrasound Enhancement of Membrane Permeability,” By Joseph Kost and Robert S. Langer; M.I.T. Case 4484, Patent No. 4,948,587, August 14, 1990, “Ultrasound Enhancement of Transbuccal Drug Delivery,” By Joseph Kost and Robert S. Langer; M.I.T. Case 6718, U.S.S.N. 08/507,060, Filed July 25, 1995, “Transdermal Protein Delivery Using Low-Frequency Sonophoresis,” U.S.S.N. 08/511,583, Filed August 4, 1995, “Transdermal Protein Delivery or Measurement Using Low-Frequency Sonophoresis,” By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri; M.I.T. Case 6822, “Enhanced Antimicrobial Activity By Ultrasound for Dental Decay and Periodontal Disease Prevention and Treatment,” By Joseph Kost and Robert S. Langer; and M.I.T. Case 7222, U.S.S.N. 08/574377, Filed December 18, 1995, “Chemical and Physical Enhancers and Ultrasound for Transdermal Drug Deliver,” By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri, And Michael Pishko.

Witness:	/s/ Shawn E. Stovall	Signed:	/s/ Robert S. Langer
		Name:	Robert S. Langer
		Date:	8-21-98

APPENDIX E

WAIVER

For good and valuable consideration, including the grant of a license to SONTRA MEDICAL, INC. (the “LICENSEE”), the undersigned hereby releases all rights, title and interest he/she, his/her heirs and assigns may have as an inventor/author under M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive my inventor’s share of M.I.T.’s institutional equity for the License for M.I.T. Case 4126, Patent No. 4,767,402, Issued August 30, 1988, “Ultrasound Enhancement of Transdermal Drug Delivery,” By Joseph Kost, Robert S. Langer and Drora Levy; M.I.T. Case 4266, Patent No. 4,780,212, Issued October 25, 1988, “Ultrasound Enhancement of Membrane Permeability,” By Joseph Kost and Robert S. Langer; M.I.T. Case 4484, Patent No. 4,948,587, August 14, 1990, “Ultrasound Enhancement of Transbuccal Drug Delivery,” By Joseph Kost and Robert S. Langer; M.I.T. Case 6718, U.S.S.N. 08/507,060, Filed July 25, 1995, “Transdermal Protein Delivery Using Low-Frequency Sonophoresis,” U.S.S.N. 08/511,583, Filed August 4, 1995, “Transdermal Protein Delivery or Measurement Using Low-Frequency Sonophoresis,” By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri; M.I.T. Case 6822, “Enhanced Antimicrobial Activity By Ultrasound for Dental Decay and Periodontal Disease Prevention and Treatment,” By Joseph Kost and Robert S. Langer; and M.I.T. Case 7222, U.S.S.N. 08/574377, Filed December 18, 1995, “Chemical and Physical Enhancers and Ultrasound for Transdermal Drug Deliver,” By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri, And Michael Pishko.

Witness:	/s/ Shawn E. Stovall	Signed:	/s/ Joseph Kost
		Name:	JOSEPH KOST
		Date:	8/19/98

APPENDIX F

WAIVER

For good and valuable consideration, including the grant of a license to SONTRA MEDICAL, INC. (the “LICENSEE”), the undersigned hereby releases all rights, title and interest he/she, his/her heirs and assigns may have as an inventor/author under M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive my inventor’s share of M.I.T.’s institutional equity for the License for M.I.T. Case 4126, Patent No. 4,767,402, Issued August 30, 1988, “Ultrasound Enhancement of Transdermal Drug Delivery,” By Joseph Kost, Robert S. Langer and Drora Levy; M.I.T. Case 4266, Patent No. 4,780,212, Issued October 25, 1988. “Ultrasound Enhancement of Membrane Permeability,” By Joseph Kost and Robert S. Langer; M.I.T. Case 4484, Patent No. 4,948,587, August 14, 1990,  “Ultrasound Enhancement of Transbuccal Drug Delivery,” By Joseph Kost and Robert S. Langer; M.I.T. Case 6718, U.S.S.N. 08/507,060, Filed July 25, 1995, “Transdermal Protein Delivery Using Low-Frequency Sonophoresis,” U.S.S.N. 08/511,583, Filed August 4, 1995, “Transdermal Protein Delivery or Measurement Using Low-Frequency Sonophoresis,” By Daniel Blankschtein, Robert S. Langer and Samir Mitragotri; M.I.T. Case 6822.  “Enhanced Antimicrobial Activity By Ultrasound for Dental Decay and Periodontal Disease Prevention and Treatment,” By Joseph Kost and Robert S. Langer; and M.I.T. Case 7222, U.S.S.N. 08/574377, Filed December 18, 1995, “Chemical and Physical Enhancers and Ultrasound for Transdermal Drug Deliver,” By Daniel Blankschtein, Mark E. Johnson, Robert S. Langer, Jr., Samir S. Mitragotri, And Michael Pishko.

Witness:	/s/ Shawn E. Stovall	Signed:	/s/ Samir Mitragotri
		Name:	Samir Mitragotri
		Date:	8/19/98

APPENDIX G

M.I.T. HOLDERS

Blankschtein	5684 Shares
Johnson	2132 Shares
Levy	3552 Shares
M.I.T.	245394 Shares
Pishko	2132 Shares
Piquett	2132 Shares
Weaver	2132 Shares

APPENDIX H

ARTICLES OF INCORPORATION

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “NEWCORP MEDICAL, INC.”, CHANGING ITS NAME FROM “NEWCORP MEDICAL, INC.” TO “SONTRA MEDICAL, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D., 1998, AT 5 O’ CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2878224 8100	AUTHENTICATION:	9176901
981257808	DATE:	07-02-98

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF NEWCORP MEDICAL, INC.

The undersigned, being the Secretary of NEWCORP MEDICAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) originally incorporated March 31, 1998;

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation, by the unanimous written consent of its members, dated as of June 12, 1998, adopted a resolution proposing and declaring advisable that the Corporation’s Certificate of Incorporation be amended and restated as set forth in Exhibit A hereto:

SECOND:  That in lieu of a meeting and vote of the Stockholders of the Corporation, such Stockholders have given Majority Written Consent to said amendment and restatement of the Corporation’s Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with Sections 242 & 245 of the General Corporation Law of the State of Delaware.

NEWCORP MEDICAL, INC.

/s/ Shawn Stovall
Name:	Shawn Stovall
Title:	Secretary

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWCORP MEDICAL, INC.

ARTICLE I

The name of the corporation is Sontra Medical, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington; Delaware 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 15,000,000 shares of common stock (“Common Stock”), par value $.01 per share.  Shares of Common Stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.  By resolution of its Board of Directors, the Corporation shall have the authority to issue a class of preferred stock and multiple series thereof and a second class of common stock, the preferences and relative rights of all of which shall be designated by the Board of Directors in its resolution authorizing the creation and issuance thereof.

In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

ARTICLE V

The name and mailing address of the incorporator is as follows:

Name	Mailing Address

James R. McNab, Jr.	Reprogenesis, Inc.
10 Sylvan Drive, Suite 27
St. Simons Island, GA 31522

ARTICLE VI

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

Name of Director	Mailing Address

Robert Langer	77 Lombard Street
Newton, MA 02158

Joseph Kost	26 Searle Avenue
Brookline, MA 02146

James R. McNab, Jr.	Reprogenesis, Inc.
10 Sylvan Drive, Suite 27
St. Simons Island, GA 31522

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ARTICLE VII

In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power, and is expressly authorized, to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

To the fullest extent permitted by the Delaware General Corporate Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director.  Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.  The indemnities provided and granted herein shall not be exclusive of any other rights or protections afforded an individual under any bylaw, contract or vote of shareholders or disinterested directors or otherwise.  Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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